                                                                   EXHIBIT 10.36

                       364-DAY FINANCE FACILITY AGREEMENT

                                                                   July 22, 1999

American National Can Group, Inc.
8770 West Bryn Mawr Avenue
Chicago, IL 60631-3542

Gentlemen:

         Windmill Funding Corporation ("WINDMILL") is pleased to make available to American National Can Group, Inc., a Delaware corporation (the "BORROWER") an uncommitted credit facility, and ABN AMRO Bank N.V. (together with its assigns, "ABN AMRO") is pleased to make available to the Borrower a committed credit facility, each for general corporate purposes, on the terms and conditions set forth in this 364-Day Finance Facility Agreement ("AGREEMENT"). Windmill and ABN AMRO are collectively referred to herein as "LENDERS" and each individually is referred to as a "LENDER". Each Lender hereby irrevocably designates and appoints ABN AMRO Bank N.V. as its agent (the "AGENT") hereunder and authorizes the Agent to take such action hereunder and under the Note, exercise such powers and perform such duties as are expressly delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. Various capitalized terms used herein and not otherwise defined herein are defined in
Section 22 below.

         1. LOAN FACILITIES. Subject to Section 13, the aggregate principal amount of Advances made to the Borrower hereunder shall not exceed $49,000,000 (the "MAXIMUM PRINCIPAL AMOUNT"). The commitment of ABN AMRO to make Advances hereunder (the "COMMITMENT") (i) shall equal an initial amount equal to the lesser of (x) the Maximum Principal Amount minus the sum of the aggregate principal amount of all Advances then outstanding hereunder and (y) $50,000,0000 (the "MAXIMUM MATURED VALUE") minus the sum of (a) the Matured Values of all outstanding Advances then held by Windmill plus (b) the aggregate principal amount of all outstanding Advances then held by the Lenders other than Windmill;
(ii) shall be subject to Section 7 and the other terms and conditions of this Agreement; and (iii) shall be subject to reduction in accordance with the terms of Sections 5 and 6. At no time will Windmill have any obligation to make an Advance hereunder, and Windmill shall not make an Advance if that would cause either limitation on ABN AMRO's Commitment described in clause (i) of the preceding sentence (as adjusted from time to time) to be exceeded. ABN AMRO shall not be required to make an Advance hereunder to the Borrower unless the Borrower first shall have requested that Advance from Windmill and Windmill shall have declined or is unable to make the Advance. Each Advance made by Windmill or made or held by ABN AMRO shall be evidenced by a single promissory note of the Borrower in the form attached hereto as Exhibit A (the "NOTE") payable to the order of the Agent for the benefit of the Lenders. During the period from the date hereof to the earlier of the Revolving Credit Termination Date and the Conversion Date, the Borrower may use the Commitment by borrowing, repaying and reborrowing Advances in whole or in part, all in accordance with the terms and conditions of this Agreement.

     2. MANNER OF BORROWING. (a) Notices of Borrowing. In order to request an Advance hereunder, the Borrower must provide to the Agent an irrevocable request by telephone (promptly confirmed in a writing substantially in the form of Exhibit B) or by telecopier or other facsimile communication substantially in the form of Exhibit B, by 9:00 a.m. (Chicago time) three Business Days before (or, in the case of a requested Floating Rate Advance, on) the requested date (the "BORROWING DATE") of such Advance, specifying whether the Advance is requested from Windmill or from ABN AMRO, the requested Borrowing Date (which must be a Business Day), the requested amount (the "BORROWING AMOUNT") of such Advance, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount that reduces the unused Commitment to zero), any requested Interest Period for such Advance, and (if such Advance is requested from ABN AMRO) whether a Floating Rate Advance or Eurodollar Advance is requested. If an Advance is requested from Windmill and Windmill determines, in its sole discretion, to make the requested Advance, Windmill shall transfer to the Agent on the requested Borrowing Date the amount of such Advance it is willing to make. If an Advance is requested from ABN AMRO, subject to Section 7 and the other terms and conditions hereof, ABN AMRO shall transfer the amount of the requested Advance to the Agent by no later than 12:00 noon (Chicago time) on the Borrowing Date. The Agent shall transfer to the Borrower Account the proceeds of any Advance delivered by any Lender as described above. Following each such funding of an Advance, the Agent shall deliver to the Borrower a confirmation of the principal amount, interest rate and Interest Period of such Advance.

     (b) Agent Reliance. The Borrower hereby authorizes the Agent to rely upon any telephone, telecopier or other facsimile requests or instructions of any person the Agent in good faith believes is an Authorized Officer, and in all cases the Borrower shall be bound thereby in the same manner as if such person were authorized or such signature were genuine and, if any such requests or instructions conflict with their written confirmation, such requests or instructions shall govern if the Agent has acted in reliance thereon.

     3. INTEREST RATES AND PAYMENTS; FEES. (a) Windmill Advances. Each Advance from Windmill shall accrue interest at the CP Rate applicable to the Interest Period for such Advance. In its request for an Advance from Windmill the Borrower may request the duration of the Interest Period for such Advance, but the Agent shall establish each Interest Period for an Advance from Windmill to correspond to the maturity of the commercial paper issued by Windmill to fund such Advance.



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     (b) ABN AMRO Advances. Each Floating Rate Advance held or made by ABN AMRO shall bear interest each day it is outstanding at the Floating Rate in effect for such day. Subject to Section 3(d), each Eurodollar Advance held or made by ABN AMRO to the Borrower shall bear interest at the Eurodollar Rate applicable to the Interest Period for such Advance. In its request for a Eurodollar Rate Advance, the Borrower may request the Interest Period for such Eurodollar Advance, but in the absence of such a request the Interest Period for each Eurodollar Advance shall be one (1) month.

     (c) Promise to Pay; Payment of Interest. All Advances shall be paid in full by the Borrower on the earliest of (a) the Maturity Date applicable thereto, (b) if the Conversion Date has not occurred, the Revolving Credit Termination Date and (c) if the Conversion Date has occurred, the "Conversion Maturity Date" (as defined in Section 5(b) below). The Borrower unconditionally promises to pay when due the principal amount of each Advance and all other Facility Obligations incurred by it hereunder, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Facility Loan Documents. The Borrower shall pay interest on each Advance on each Interest Payment Date for such Advance to the Agent for the account of the applicable Lenders.

     (d) Interest and Fee Basis; Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage; Post-Default Interest.

          (i) Interest on all Eurodollar Advances and all CP Advances and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Advance or other Facility Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance or any payment of any other Facility Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

          (ii) The Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage shall be determined on the basis of the then applicable Average Total Net Indebtedness to Capital Ratio (as defined in and as calculated in the 364- Day Credit Agreement), from time to time by reference to the following table:



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
===========================================================================================================================
       AVERAGE
      TOTAL NET                                                                                              APPLICABLE
     INDEBTEDNESS                                                          APPLICABLE                         FACILITY
      TO CAPITAL                 APPLICABLE FLOATING                       EURODOLLAR                           FEE
        RATIO                        RATE MARGIN                             MARGIN                          PERCENTAGE
===========================================================================================================================
                          Floating Rate      Floating Rate        Eurodollar         Eurodollar
                             Advances           Advances           Advances           Advances
                          (90%) Held by      (10%) Held by        (90%) Held       (10%) Held by
                            Liquidity           Enhancer         by Liquidity         Enhancer
                             Provider                              Provider
---------------------------------------------------------------------------------------------------------------------------
    >= 0.50 to 1.0
                              0.25%               0.75%              1.25%              1.75%                  0.25%

---------------------------------------------------------------------------------------------------------------------------
    >= 0.45 to 1.0
    and < 0.50 to              0.0%               0.50%              1.05%              1.55%                  0.20%
         1.0
---------------------------------------------------------------------------------------------------------------------------
     >= 0.40 to 1.0
     and < 0.45 to             0.0%               0.50%              0.95%              1.45%                 0.175%
         1.0
---------------------------------------------------------------------------------------------------------------------------
    < 0.40 to 1.0              0.0%               0.50%              0.85%              1.35%                  0.15%
===========================================================================================================================

     Upon receipt of the financial statements delivered pursuant to Sections 15(a)(i) and (ii), as applicable, the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 15(a)(iii); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 15(a)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage that the Average Total Net Indebtedness to Capital Ratio was greater than 0.50 to 1.0; provided, further that all calculations of "Average Total Net Indebtedness" under this Section 2.15(D) shall be made exclusive of any impact on the financial statements arising from Supported Contingent Obligations, unless
     (i) the Borrower shall not receive cash reimbursement for any and all cash payments made under any Supported Contingent Obligations promptly, and in any event within ninety (90) days, following the Borrower making any such payment, in which event "Average Total Net Indebtedness" shall thereafter be calculated by including the total outstanding amount of such Supported Contingent Obligation (to the extent unreimbursed or otherwise unsupported to the satisfaction of the Agent) in "Average Total Net Indebtedness", or
         (ii) any judgment is entered under Viskase Corporation v. American National Can Company, Civ. 93-C-7651 ("VISKASE MATTER"), before the U.S. District Court of the Northern District of Illinois, Eastern Division or any related proceedings holding that the aggregate liability of the Borrower and its Subsidiaries thereunder shall be in an amount in excess of $106,000,000, and such judgment shall remain (x) undischarged, unvacated or unstayed or (y) unbonded by Pechiney, S.A. or any bonding agent in reliance upon a letter of credit or other reimbursement obligation of Pechiney, S.A. or any other Person other than the Borrower or its Subsidiaries in the amount of such aggregate liability, in the case of either clause (x) or (y), for a period of thirty (30) days or such other period permitted by court order, in which event "Average Total Net Indebtedness" shall thereafter be calculated by giving effect to the amount of such judgment which is undischarged, unvacated, unstayed or unbonded on the financial condition of the Borrower and its Subsidiaries.

                  (iii) Notwithstanding anything herein to the contrary, from the date of this Agreement to but not including the fifth (5th) Business Day following receipt of the Borrower's financial statements delivered pursuant to Section 15(a)(i) for the fiscal quarter ending March 31, 2000, the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage shall be determined based upon an Average Total Net Indebtedness to Capital Ratio greater than or equal to 0.45 to 1.0 and less than or equal to
         0.50 to 1.0, or, if higher, the Average Total Net Indebtedness to Capital Ratio calculated as of the end of each of the three fiscal quarters immediately following the Closing Date; provided, that for purposes of calculating Average Total Net Indebtedness for the three fiscal quarters immediately following the Closing Date, Average Total Net Indebtedness shall be calculated (x) for the fiscal quarter ending on September 30, 1999, for such fiscal quarter, (y) for the fiscal quarter ending on December 31, 1999, for the two fiscal quarter period then ending, and (z) for the fiscal quarter ending on March 31, 2000, for the three fiscal quarter period then ending.

                  (iv) Notwithstanding anything herein to the contrary, in the event that there is any amendment to the terms of Section 2.15(D) of the 364-Day Credit Agreement and the effect of such an amendment is to increase the Applicable Eurocurrency Rate Margins, Applicable Floating Rate Margins and/or Applicable Facility Fee Percentages (each as defined therein), then there shall automatically be effective a corresponding amendment to the terms of this Section 3(d)(iv) with respect to the Applicable Eurodollar Rate Margins, Applicable Floating Rate Margins and/or Applicable Facility Fee Percentages (with the margins with respect to the Enhancer's portion of the Advances always maintained at 0.50% higher than the margins with respect to the Liquidity Provider's portion of the Advances).


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

          (v) After the occurrence and during the continuance of an Event of Default, the interest rate applicable to all of the Advances shall be equal to (a) the Prime Rate plus 2.25% for an amount equal to 90% of the Advances and (b) the Prime Rate plus 3.75% for an amount equal to 10% of the Advances.

     (e) Availability of Eurodollar Advances. If ABN AMRO determines that (i) maintenance of Eurodollar Advances would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) that deposits of a type or maturity appropriate to match fund such Eurodollar Advance are not available to ABN AMRO or (iii) the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such a Eurodollar Advance, then the Agent shall suspend the availability of the Eurodollar Rate for each affected Eurodollar Advance and, in the case of any occurrence set forth in clause (i), require any Eurodollar Advances to be repaid or converted into Floating Rate Advances.

     (f)  Fees.

          (i) Facility Fee. The Borrower shall pay to the Agent, for the ratable account of the Lenders, from and after the Closing Date until the Facility Termination Date, a facility fee accruing at the rate of the then Applicable Facility Fee Percentage, on (i) the Maximum Matured Value (whether used or unused) or (ii) if the Commitment is terminated pursuant to the terms of this Agreement, on the (a) the Matured Values of all outstanding Advances then held by Windmill plus (b) the aggregate principal amount of all outstanding Advances then held by the Lenders other than Windmill. The facility fee shall be payable in arrears on each Payment Date hereafter (with the first such payment being calculated for the period from the date of this Agreement and ending on September 1, 1999), and, in addition, on any date on which the Commitment shall be terminated in whole (whether as a result of a termination of this Agreement, the occurrence of an Event of Default or Unmatured Event of Default or the implementation of the terms of Section 2.6 of the 364-Day Credit Agreement) or, with respect to such terminated amount, in part (including on the Conversion Date).

          (ii) Fees under Fee Letter. The Borrower shall pay to the Agent for the benefit of the Lenders such fees and in such amounts as agreed to with the Agent in the letter agreement dated as of June 7, 1999, as amended as of the date hereof, between the Borrower and the Agent, to be allocated among the Lenders as agreed to among them.

     4.  MATURITY DATES; SELECTION OF TYPES OF ADVANCES; PREPAYMENTS.

          (a) (i) Windmill Advances. Each Advance made by Windmill hereunder before the Revolving Credit Termination Date (or, if applicable, after the Conversion Date pursuant to the terms of Section 5(c)) shall be due and payable on the Maturity Date of such Advance. In no event will an Advance from Windmill be considered repaid unless and until Windmill has been paid all interest scheduled to accrue on such Advance to its Maturity Date.

          (ii) ABN AMRO Advances. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances from ABN AMRO at any time prior to the earlier of the Revolving Credit Termination Date and the Conversion Date. Advances, if any, made by ABN AMRO on the date of this Agreement (the "Closing Date") or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Advances and thereafter may be continued as Floating Rate Advances or converted into Eurodollar Advances in the manner provided in clause (iii) and subject to the other conditions and limitations therein set forth and set forth in this Agreement. Advances made by ABN AMRO after the third (3rd) Business Day after the Closing Date shall be, at the option of the Borrower, selected in accordance with clause
     (iii), either Floating Rate Advances or Eurodollar Advances. On the Revolving Credit Termination Date, the Borrower shall repay in full the outstanding principal balance of the Advances held by ABN AMRO unless the Conversion Date shall have occurred, in which event the Borrower shall repay in full the outstanding principal balance of the Advances held by ABN AMRO on the Conversion Maturity Date.

          (iii) Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances from ABN AMRO.

               (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of this Section 4(a)(iii), to convert all or any part of an Advance of any Type held by ABN AMRO into any other Type of Advance held by ABN AMRO; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the Maturity Date for such Eurodollar Advance.

               (B) Automatic Conversion and Continuation. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Eurodollar Advances shall continue as Eurodollar Advances until the applicable Maturity Date therefor, at which time such Eurodollar Advances shall be automatically converted into Floating Rate Advances unless the Borrower shall have given the Agent notice in accordance with Section 4(a)(iii)(D) requesting that, at the end of the applicable Interest Period, such Eurodollar Advance continue as a Eurodollar Advance.

               (C) No Conversion Post-Event of Default or Unmatured Event of Default. Notwithstanding anything to the contrary contained in this Agreement, no Advance may be converted into or continued as a Eurodollar Advance (except with the consent of ABN AMRO) when any Event of Default or Unmatured Event of Default has occurred and is continuing.

               (D) Conversion/Continuation Notice. The Borrower shall give the Agent



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
         irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 9:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Advance held by ABN AMRO to be converted or continued as a Eurodollar Advance specifying:
         (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Advance to be converted or continued; and (3) the amount of Eurodollar Advance(s) into which such Advance is to be converted or continued and the duration of the Interest Period applicable thereto.

                  (b) Prepayments; Repayments. No CP Advance made hereunder may be prepaid. No Eurodollar Advance made hereunder may be prepaid unless
         (i) such prepayment is made on not less than three Business Days' prior notice to the Agent and (ii) such prepayment is accompanied by the Early Payment Fee as required pursuant to Section 14(c). A Floating Rate Advance may be repaid on any Business Day following notice to the Agent delivered not later than 9:00 a.m. (Chicago time) on the date of such repayment.

         5. EXTENSION OF REVOLVING CREDIT TERMINATION DATE; CONVERSION. (a) Extension of Revolving Credit Termination Date. The Commitment shall expire on the earlier of the Conversion Date or the Revolving Credit Termination Date. Within the period beginning 59 days and ending 30 days before the then effective Revolving Credit Termination Date, the Borrower may request in writing that the Revolving Credit Termination Date be extended for an additional period of 364 days, including the then effective Revolving Credit Termination Date as one of the days in the calculation of days elapsed. Within 30 days after such request (such 30th day being the "CONSENT DATE"), each Lender may, in its sole discretion, agree to such extension to a new Revolving Credit Termination Date not more than 364 days following such Consent Date by giving written notice of such agreement to the Borrower and the Agent (and the failure to provide such notice shall be deemed to be a decision not to extend). All of the Lenders must agree to any extension with respect to the Revolving Credit Termination Date for any such extension to become effective. Notwithstanding anything herein to the contrary, the Revolving Credit Termination Date may not be extended hereunder unless the "Termination Date" under and as defined in the 364-Day Credit Agreement shall have been extended for at least the same length of time and unless at the time of such extension no Integration Blockage Default has occurred.

         (b) Conversion to Term Loan. (1) At the Borrower's option upon written notice (a "NOTICE TO CONVERT") to the Agent (who shall promptly notify each of the Lenders), the Borrower may and (2) on the effective date of any conversion to term loans of the "Loans" under and pursuant to the terms of Section 2.19(C) of the 364-Day Credit Agreement, the Borrower automatically shall, convert the then outstanding aggregate principal amount of the Advances hereunder to a term loan hereunder. The Notice to Convert shall expressly state the date on which such conversion shall occur (the date of such requested conversion or the date of conversion of the "Loans" under and pursuant to the 364-Day Credit Agreement being the "CONVERSION DATE") and shall be irrevocable once given and shall constitute a representation and warranty by the Borrower that the conditions contained in Section 7 have been satisfied as of the date of such Notice to Convert and as of the Conversion Date. Upon delivery of such Notice to Convert (or automatically with the conversion of the "Loans" under and pursuant to the 364-Day Credit Agreement), (i) the Borrowers' option to request extensions of the Revolving Credit Termination Date under clause (a) above and, except as provided in clause (c) below with respect to the rollover of Advances held by Windmill, to borrow and reborrow Advances hereunder, shall terminate and
(ii) except as provided in clause (c) below, the outstanding principal balance of all Advances hereunder shall be due and payable on the earliest of (A) the date that is 364 days after the Conversion Date (or, if such date of payment is not a Business Day, on the immediately preceding Business Day) (the "CONVERSION MATURITY DATE") and (B) the Facility Termination Date. All references in this Agreement to Advances shall include such Advances as converted hereunder. The Borrower hereby agrees to provide to the Agent a copy of any "Notice to Convert" delivered to the Administrative Agent under and as defined in the 364-Day Credit Agreement simultaneously with such delivery.

         (c) Rollover of Converted Advances Held by Windmill. Effective as of the Conversion Date and notwithstanding anything herein to the contrary:

                  (i) The Maximum Principal Amount shall be reduced to an amount equal to the sum of (A) the Matured Values of all Advances held by Windmill on the Conversion Date plus (B) the aggregate outstanding principal amount of all Advances then held by ABN AMRO.

                  (ii) The Maximum Matured Amount shall be reduced to an amount equal to 102% of the Maximum Principal Amount.

                  (iii) CP Advances held by Windmill shall continue, notwithstanding the Conversion Date, as CP Advances until the applicable Maturity Date therefor, at which time such CP Advances shall be automatically due and payable. Notwithstanding the terms of clause
         (b) above, solely for purposes of reborrowing CP Advances which mature after the Conversion Date, the Borrower shall be permitted to reborrow on the applicable Maturity Date the principal amount which is maturing (a "REFUNDING BORROWING") subject to the other terms and conditions contained in this Agreement; provided the Borrower shall have given the Agent a Notice of Borrowing in accordance with this clause (iii) requesting that, at the end of the applicable Interest Period, such maturing CP Advances are remade by Windmill or, in the event that Windmill is unable or unwilling to make such refunding Advance but the conditions for borrowing hereunder have otherwise been met in connection therewith, by ABN AMRO. The Borrower shall give the Agent an irrevocable Notice of Borrowing with respect to any such Refunding Borrowing in accordance with the terms of Section 2 above. No repayment of a CP Advance made in connection with which there is a Refunding Borrowing, shall be considered a prepayment or repayment of the Advances for purposes of the terms of the 364-Day Credit Agreement. Other than in connection with a Refunding Borrowing, after the Conversion Date, no Advance once repaid may be reborrowed and the

         Maximum Principal Amount and Maximum Matured Amounts shall accordingly be permanently reduced with any repayment or prepayment of an Advance which is not the subject of a Refunding Borrowing on the Maturity Date applicable thereto.

         6. REDUCTIONS IN MAXIMUM PRINCIPAL AMOUNT AND IN MAXIMUM MATURED VALUE.

         (a) Optional Reductions. The Borrower may, upon three (3) Business Days' notice to the Agent, reduce the Maximum Matured Value and correspondingly reduce, in increments of $1,000,000, the Maximum Principal Amount, so long as
(x) the Maximum Matured Value still equals at least 102% of the Maximum Principal Amount, (y) the aggregate outstanding principal amount of Advances would not thereby exceed the Maximum Principal Amount, and (z) the sum of the Matured Values of all Advances then held by Windmill plus the aggregate outstanding principal amount of all Advances then held by ABN AMRO would not thereby exceed the Maximum Matured Value.

         (b)  Mandatory Facility Reductions and Prepayments.

         (i) Mandatory Prepayment and Facility Reduction upon Optional Reduction of 364-Day Credit Facility. Upon and simultaneously with any optional reduction of the "Aggregate Revolving Loan Commitment" under and as defined in the 364-Day Credit Agreement, the Borrower shall immediately notify the Agent and the Lenders and, unless the Borrower is notified by the Agent that the Lenders have declined such prepayment and reduction, then:

                  (a) the Maximum Matured Value shall be reduced by an amount such that the relative size that the Maximum Matured Value bears to the Aggregate Revolving Loan Commitment remains constant and there shall be a corresponding reduction in the Maximum Principal Amount, provided the Maximum Matured Value shall still equal at least 102% of the Maximum Principal Amount; and

                  (b) the Borrower shall immediately make a mandatory prepayment of the Facility Obligations in an amount necessary such that (1) the aggregate outstanding principal amount of Advances would not thereby exceed the Maximum Principal Amount as so reduced, and (2) the sum of the Matured Values of all Advances then held by Windmill plus the aggregate outstanding principal amount of all Advances then held by ABN AMRO would not thereby exceed the Maximum Matured Value as so reduced.

         (ii) Mandatory Prepayment upon Optional Prepayment of Loans under the 364-Day Credit Facility following the Conversion Date. Upon and simultaneously with any optional repayment or prepayment of the "Loans" under and as defined in the 364-Day Credit Agreement following the Conversion Date, the Borrower shall immediately notify the Agent and the Lenders and, unless the Borrower is notified by the Agent that the Lenders have declined such prepayment and reduction, then:

                  (a) the Maximum Matured Value shall be reduced by an amount such that the relative size that the Maximum Matured Value bears to the outstanding principal balance of such Loans remains constant and there shall be a corresponding reduction in the Maximum Principal Amount, provided the Maximum Matured Value shall still equal at least 102% of the Maximum Principal Amount; and

                  (b) the Borrower shall immediately make a mandatory prepayment of the Facility Obligations in an amount necessary such that (1) the aggregate outstanding principal amount of Advances would not thereby exceed the Maximum Principal Amount as so reduced, and (2) the sum of the Matured Values of all Advances then held by Windmill plus the aggregate outstanding principal amount of all Advances then held by ABN AMRO would not thereby exceed the Maximum Matured Value as so reduced.

                  (c) After each of (i) that certain 5-Year Credit Agreement dated as of the date hereof entered into by and among the Borrower, one or more Subsidiaries of the Borrower, the institutions from time to time parties thereto as lenders, The First National Bank of Chicago, as Administrative Agent for itself and the other Lenders, The Chase Manhattan Bank, as Syndication Agent, ABN AMRO Bank N.V., as Co-Documentation Agent and Arranger, Royal Bank of Canada, as Co-Documentation Agent and Arranger, Banque Nationale de Paris, as Arranger, Chase Securities Inc., as Lead Arranger and Joint Book Manager, and Banc One Capital Markets, Inc., as Lead Arranger and Joint Book Manager and (ii) that certain the 5-Year Finance Facility Agreement dated as of the date hereof entered into by and among the Borrower, Windmill and the Agent have been terminated and all obligations thereunder (other than contingent indemnification obligations) have been paid in full, if at any time and for any reason, the Borrower shall, or it shall permit any Subsidiary to, consummate any "Asset Sale" (as defined in the 364-Day Credit Agreement) (other than Asset Sales permitted under Sections 7.3(B)(i) and (ii) thereof) or "Sale and Leaseback Transaction" (as defined in the 364-Day Credit Agreement) which represents the disposition, together with all other Asset Sales and Sale and Leaseback Transactions since the Closing Date (each such Asset Sale and each such Sale and Leaseback Transaction being valued at book value), in the aggregate of greater than fifteen percent (15%) of the "Consolidated Net Assets" (as defined in the 364-Day Credit Agreement) of the Borrower as of the date of such Asset Sale or Sale and Leaseback Transaction (calculated without giving effect to such Asset Sale or Sale and Leaseback Transaction, as applicable) (the amount in excess of such 15% amount being herein the "EXCESS PROCEEDS"), the Borrower shall immediately notify the Agent and the Lenders and, unless the Borrower is notified by the Agent that the Lenders have declined such prepayment and reduction, then:

                  (a) the Maximum Matured Value shall be reduced by an amount equal to such Excess Proceeds multiplied by the ratio the Maximum Matured Value bears to the sum of (a) the "Aggregate Revolving Loan Commitment" (as defined in the 364-Day Credit Agreement) and (b) the Maximum Matured Value and there shall be a corresponding reduction in the

         Maximum Principal Amount, provided the Maximum Matured Value shall still equal at least 102% of the Maximum Principal Amount; and

                  (b) the Borrower shall immediately make a mandatory prepayment of the Facility Obligations in an amount equal to such portion of such Excess Proceeds.


         7. CONDITIONS TO ABN AMRO COMMITMENT. (a) ABN AMRO's Commitment shall not become effective, and no Advance shall be made, until:

                  (i) (a) the initial public offering of the capital stock of the Borrower shall have been completed and the capital structure and corporate structure of the Borrower and its "Subsidiaries" (as defined in the 364-Day Credit Agreement) is consistent in all material respects with the Borrower's S-1 Registration Statement filed with the Securities and Exchange Commission as of June 4, 1999, as amended as of the Closing Date; (b) there exists no injunction or temporary restraining order which, in the reasonable judgment of the Agent, would prohibit the making of the Advances and the other transactions contemplated by the Facility Loan Documents or any litigation seeking such an injunction or restraining order and (c) the Borrower (1) shall have delivered to the Agent an executed copy of the Guarantee from Pechiney, S.A. with respect to the Viskase Matter and the "Assumed OPEB Obligations" (as defined therein) in substantially the form of the draft faxed from counsel to the Borrower to counsel to the Agent on July 12, 1999, (2) shall have delivered to the Agent an executed copy the Indemnification Agreement between American National Can Company and Pechiney, S.A. with respect to certain environmental liabilities in substantially the form of the June 22, 1999 draft faxed from counsel to the Borrower to counsel to the Agent on July 12, 1999 and (3) shall have delivered to the Agent, in form and substance reasonably acceptable to the Agent, an indemnification agreement from Pechiney, S.A. with respect to the European Commission investigation matters disclosed by the Borrower to the Agent by facsimile on July 21, 1999; and

                  (ii) all conditions precedent to the initial borrowing under and contained in Section 5.1 of the 364-Day Credit Agreement shall have been met and the lenders thereunder shall have made their initial advance thereunder (or shall be making such advances contemporaneously with the initial Advance hereunder); and

                  (iii) the Agent has received (a) counterparts of this Agreement duly executed by each party hereto, (b) the Note duly executed by the Borrower, (c) the Guaranty duly executed by the Guarantors, (d) the Subordination Agreement duly executed by the Borrower and each Material Subsidiary as of the Closing Date, (e) certificates of the Borrower's and Guarantors' Secretaries or other appropriate representatives certifying the incumbency, authority and signature of each person executing a Facility Loan Document on behalf of the Borrower or Guarantors, and (f) the written opinions of the Borrower's and the Guarantors' counsel, addressed to the Agent and the Lenders, in substantially the form attached as Exhibit E to the 364-Day Credit Agreement;

         (b) In addition to the limitations in Section 1 and the conditions set forth in clause (a) above, ABN AMRO shall not have any obligation to make any Advance to the Borrower unless at the time such Advance is requested and on the Borrowing Date with respect thereto the conditions contained in Sections 5.3(A) and 5.3(B) of the 364-Day Credit Agreement have been satisfied with respect to such Advance as though such Advance was made thereunder.

         8. REPRESENTATIONS. As of the date of the initial funding hereunder and at all times thereafter, the Borrower represents that (a) the execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action of the Borrower and do not contravene any law, or any contractual or legal restriction, applicable to the Borrower, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person (other than internal corporate approvals of the Borrower that have been obtained), is required for such execution, delivery and performance or for the making of any Advance, (c) this Agreement and the Note constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms. In addition, each request by the Borrower for an Advance (and any Notice to Convert or deemed Notice to Convert) shall constitute a representation and warranty by the Borrower, as of the making of such Advance (or conversion thereof on the Conversion Date) and after giving effect to the application of the proceeds thereof, that (i) the Borrower is in compliance with all of the conditions to a borrowing from ABN AMRO described in Section 7 above (regardless whether such Advance is requested from Windmill or ABN AMRO),
(ii) such Advance when made will constitute the Borrower's legal, valid and binding obligation, (iii) such Advance is being incurred, and will be repaid, in the ordinary course of the Borrower's business and (iv) as of the making of such Advance and after giving effect to the application of the proceeds thereof, no event has occurred and no circumstance exists as a result of which information provided by the Borrower, the Guarantors or any affiliate of any of them to the Agent or any Lender in connection herewith includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         9. PAYMENTS. The Borrower shall make each payment hereunder and under the Note on or before 2:00 p.m.(Chicago time) on the day when due in Dollars at Account No. 451118894850 at ABN AMRO Bank N.V., Chicago, Illinois, or at such other account as the Agent may advise to the Borrower from time to time (the "AGENT'S ACCOUNT"), in same day funds without setoff or counterclaim and without reduction or deduction for any and all present or future taxes, levies, duties, charges, deductions or withholdings of any kind or for any other restrictions or conditions of any nature, with the Borrower separately paying any such withholdings or deductions to the Person entitled thereto so that the net sum actually received by the Agent in all cases equals what is payable hereunder.

         10. SUBSIDIARY GUARANTEES; SUBORDINATION AGREEMENT. The Borrower will
(i) cause (A) each Material Domestic Subsidiary not otherwise a party to the Guaranty and (B) each other person or entity which at any time executes a guaranty of the indebtedness evidenced by the 364-Day Credit Agreement to execute and deliver to the Agent, on the earlier of (1) the date on which any such guaranty or guaranty supplement is executed for the benefit of the lenders under the 364-Day Credit Agreement and (2) the date that is twenty (20) days after it becomes a Material Domestic Subsidiary of the Borrower, an assumption agreement or guaranty supplement pursuant to which it agrees to be bound by the terms and provisions of the Guaranty (whereupon such Subsidiary or other person or entity shall become a "Guarantor" under this Agreement); (ii) cause each Material Subsidiary, before it makes a loan to the Borrower or any Guarantor, to execute the Subordination Agreement (and from and after the Closing Date cause each other Material Subsidiary to execute and deliver to the Agent, within twenty (20) days after becoming a Material Subsidiary, as applicable, an assumption agreement pursuant to which it agrees to be bound by the terms and provisions of the Subordination Agreement); and (iii) deliver and cause such Subsidiaries or other Guarantor to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

         11. NOTICES. All written communications hereunder to the Agent or Borrower shall be mailed, telexed, telecopied or delivered to the address specified below (or, for any party, to such other address as shall be designated by such party by written notice to the other party):

         The address for communications to the Borrower is:

                  American National Can Group, Inc.
                  8770 West Bryn Mawr Avenue
                  Chicago, IL  60631
                  Attention: Vice-President -- Treasurer
                  Telephone No.:  (773) 399-3170
                  Facsimile No.:   (773) 399-3115

                  with a copy to:

                  American National Can Group, Inc.
                  8770 West Bryn Mawr Avenue
                  Chicago, IL  60631
                  Attention: General Counsel
                  Telephone No.:  (773) 399-3522
                  Facsimile No.:   (773) 399-3115

         The address for communications to the Agent is:

                  ABN AMRO Bank N.V.
                  Suite 725
                  135 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention:  Chrissi Boryk
                  Telecopy No.  (312) 904-6376
                  Telephone No.  (312) 904-9086

All communications for a Lender shall be directed to the Agent.

         12. ASSIGNMENTS AND PARTICIPATIONS. (a) Permitted Assignments. Any Lender (each such assigning Lender under this Section 12 being a "SELLER") may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, if any, and all or any portion of the Advances or rights under the Note owing to it) in accordance with the provisions of this
Section 12. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the Seller's rights and obligations under this Agreement and the Note and, in the case of an assignment by ABN AMRO, of its rights and obligations under the 364-Day Credit Agreement to become a "New Lender" (as defined in the 364-Day Credit Agreement) on the terms set forth in Section 2.6(b) thereof. The written consent of the Agent, and, prior to the occurrence of an Event of Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender under this Agreement, a lender under the 364-Day Credit Agreement or an affiliate of such a Lender or lender. In addition, (a) the written consent of the Administrative Agent under the 364-Day Credit Agreement shall be required (which consent shall not be unreasonably withheld or delayed) prior to any assignment becoming effective with respect to a Purchaser which is either not a lender under the 364-Day Credit Agreement or an affiliate thereof or a financial institution with a short-term commercial paper rating of at least A+/P-1 or A-1/P-1 and (b) without the prior written consent of Windmill, no assignment of any obligation of the Liquidity Provider or Enhancer to purchase loans from Windmill shall be permitted hereunder. The applicable assignment agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Advances and other rights and obligations under the Facility Loan Documents and the Note under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Facility Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Facility Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Facility Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the Seller with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12, the Agent shall give notice to the Agent under the 364-Day Credit Agreement of such assignment and the applicable commitment and notice information with respect to the Purchaser. Upon any permitted assignment of any Lender's rights or obligations hereunder or under the Note, references herein and in all other Facility Loan Documents to "Lender" or "Lenders" (or to any specific Lender) shall be references to the specific Lender or Lenders and any permitted assignee of such Lender or Lenders, as the applicable Lender's and its assignee's respective interests may appear.

     (b) Assignments under the CLO Program Documents; Incorporation of Advances into 364-Day Credit Agreement. If any Advance held by Windmill (or portion thereof) is transferred to ABN AMRO or any other Lender under the terms of the CLO Program Documents, such Advance (or portion thereof) acquired from Windmill shall be transferred at a purchase price equal to the Matured Value of such Advance (or portion thereof so transferred). Such Matured Value of any Advance (or portion thereof) acquired by ABN AMRO or any such Lender from Windmill shall be the principal amount of a Floating Rate Advance held by ABN AMRO evidenced by the Note and the Borrower agrees that, from and after the date of any such transfer, it shall pay interest on the Matured Value of such Advance (or portion thereof) transferred at the Floating Rate until such Advance is repaid in full. If, however, the Advance (or portion thereof) so acquired by ABN AMRO or any other Lender from Windmill is due from the Borrower on the day it is acquired from Windmill, the Matured Value of such Advance (or portion thereof) so acquired shall only bear interest if not paid in full on the day it is acquired by ABN AMRO or such other Lender. The proceeds from each Advance received by Windmill from ABN AMRO under this Section shall be transferred into a special transaction subaccount and used solely to pay that portion of the outstanding commercial paper of Windmill issued to fund or maintain the Advance of Windmill so transferred. Until used to pay such commercial paper, all proceeds from each Advance received by Windmill from ABN AMRO pursuant to this Section shall be invested in Permitted Investments and all earnings on such Permitted Investments shall be promptly remitted to the Borrower following the Maturity Date of the applicable commercial paper (unless amounts are then due and owing by the Borrower to Windmill and/or the other Lenders hereunder, in which event such amounts shall be credited to the amounts then due and owing). Under the CLO Program Documents, the Lenders appoint ABN AMRO to act as their agent hereunder and under the other Facility Loan Documents. The Agent shall maintain records showing the interests held by Windmill, ABN AMRO, and any other Person in each Advance outstanding under the Note, which records shall be presumptively correct for all purposes in determining the interests held in each Advance. If any Advance or portion thereof owing to Windmill is acquired by ABN AMRO or any other Lender and such Advance is not repaid in full on the day it is so acquired, the Agent shall notify the Borrower of the amount of such outstanding Advance owed to ABN AMRO or any other Lender. Any Advance (or portion thereof) acquired by ABN AMRO or any other Lender from Windmill, together with any interest that accrues thereon, is owed solely to ABN AMRO or such Lender, and Windmill's interest in such Advance (or portion thereof) so transferred to ABN AMRO or such Lender is fully discharged through such transfer. The Borrower recognizes Windmill has the unrestricted right at all times, and in certain circumstances the obligation, to transfer all or any part of any Advance to ABN AMRO under the CLO Program Documents. In all events, Windmill is obligated to make such transfer if, among other matters:

                  (i) the Agent deems the credit rating of the Borrower below investment grade (i.e., below P-2 from Moody's or A-2 from S&P, for short term debt, or below Baa3 from Moody's or BBB-from S&P, for long term debt);

                  (ii) the "Interest Coverage Ratio" (as defined in the 364-Day Credit Agreement and calculated in accordance with the terms of Section
         7.4 thereof) of the Borrower and its consolidated Subsidiaries is less than (A) 3.75 to 1.00 as of the end of the first three fiscal quarters following the Closing Date (calculated (a) for the fiscal quarter ending on September 30, 1999, for such fiscal quarter, (b) for the fiscal quarter ending on December 31, 1999, for the two fiscal quarter period then ending and (c) for the fiscal quarter ending on March 31, 2000, for the three fiscal quarter period then ending); and (B) 4.25 to
         1.00 for each four (4) fiscal quarter period thereafter beginning with the four (4) fiscal quarter period ending on June 30, 2000, calculated in each case in accordance with the terms of the 364-Day Credit Agreement;

                  (iii) the "Total Net Indebtedness to Capital Ratio" (as defined in the 364-Day Credit Agreement and calculated in accordance with the terms of Section 7.4 thereof) of the Borrower and its consolidated Subsidiaries is at any time greater than 0.53 to 1.00; or

                  (iv) a "Default" or "Unmatured Default" (each as defined in the 364-Day Credit Agreement) exists and has not been waived or cured within the applicable period under the 364-Day Credit Agreement.

Any Advance (or portion thereof) transferred to ABN AMRO or any other Lender under the CLO Program Documents, and any Advance made by ABN AMRO (and any of its assignees) to the Borrower, is held 90% by ABN AMRO (and such assignees) in its capacity as Liquidity Provider and 10% by ABN AMRO (and such assignees) in its capacity as Enhancer. Under and as provided in Section 2.6(b) of the 364-Day Credit Agreement, outstanding Advances acquired from Windmill by the Lenders hereunder (whether as Liquidity Provider or Enhancer) may, under the circumstances set forth therein, be required to be incorporated into the terms and conditions of the 364-Day Credit Agreement and, upon the effectiveness of such provisions shall thereafter constitute a "Loan" thereunder and shall be governed by the terms of such 364-Day Credit Agreement and shall no longer be governed by the terms of this Agreement. Effective upon the effective date of any Lender hereunder becoming a "New Lender" pursuant to the terms of Section 2.6(b) of the 364-Day Credit Agreement and/or effective upon the effective date of the increase of the Revolving Loan Commitments thereunder, the Commitment hereunder, the Maximum Matured Amount and the Maximum Principal Amount shall all be reduced by the amount of any such increase.

         (c) Permitted Participants; Effect. Subject to the terms set forth in this Section 12(c), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Advance owing to such Lender, any Commitment of such Lender, if any, or any other interest of such Lender under the Facility Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender under this Agreement, a lender under the 364-Day Credit Agreement or an affiliate of such Lender or lender. Upon receiving said notice, the Agent shall record the participation in the register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under
Section 12(a) of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Facility Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Advances made by it for all purposes under the Facility Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Facility Loan Documents except that, for purposes of Section 14 hereof, the Participants shall be entitled to the same rights as if they were Lenders. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Loan Documents and the 364-Day Credit Agreement other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Advance or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of (but not prepayments of), or interest or fees on, any such Advance or Commitment.

     (d) The Register. Notwithstanding anything to the contrary in this Agreement, the Borrower hereby designates the Agent, and the Agent, hereby accepts such designation, to serve as the Borrower's contractual representative solely for purposes of this Section 12(d). In this connection, the Agent shall maintain at its address referred to in Section 11 a register for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Advances owing to, each Lender from time to time. The entries in such register shall be presumptively correct and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each entity whose name is recorded in such register as a Lender hereunder for all purposes of this Agreement. The register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) No Assignments by the Borrower. The Borrower may not assign its rights or obligations under this Agreement, the Note or the other Facility Loan Documents or any interest herein without each Lender's prior written consent, and any such assignment without consent of the Lenders shall be null and void.

     13. EXPENSES AND INDEMNIFICATION.

         (a) Expenses. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of this Agreement, the other Facility Loan Documents, the 364-Day Credit Agreement and the other documents, instruments and agreements executed in connection therewith (collectively, the "TRANSACTION DOCUMENTS"). The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Advances and enforcement of the Transaction Documents. The Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 13 (a).

         (b) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not any of such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement or any of the other Transaction Documents, or any act, event or transaction related or attendant thereto or to the making of the Advances hereunder, the management of such Advances, the use or intended use of the proceeds of the Advances hereunder, or any of the other transactions contemplated by the Transaction Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or Gross Negligence of such Indemnitee with respect to the Transaction Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (c) Waiver of Certain Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

         (d) Survival of Agreements. The obligations and agreements of the Borrower under this Section 13 shall survive the termination of this Agreement.

         14.  CHANGE OF CIRCUMSTANCES; TAXES.

         (a) Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which a Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 14(d) below), or changes the basis of taxation of payments to any Lender in respect of its Commitment, Advances or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances) with respect to its Advances or Commitment, or

                  (iii) imposes any other condition the result of which is to increase the cost to any

         Lender or any applicable Lending Installation of making, funding or maintaining the Advances or the Commitment or reduces any amount received by any Lender or any applicable Lending Installation in connection with Advances or the Commitment, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Advances or Commitment held or interest received by it, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Advances or Commitment or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Borrower of written demand by such Lender pursuant to Section 14(e), the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

         (b) Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Advances or its Commitment to make Advance hereunder, then, within fifteen (15) days after receipt by the Borrower of written demand by such Lender pursuant to Section 14(e), the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Advances or its Commitment to make Advances hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         (c) Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the applicable Maturity Date for such Eurodollar Advance, whether because of acceleration, prepayment, conversion of such Advance to a Loan under the 364-Day Credit Agreement or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower shall pay ABN AMRO (or if applicable any assignee) the applicable Early Payment Fee.

         (d)  Taxes.

                  (i) Any and all payments by the Borrower hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, interest, penalties or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Facility Loan Documents, the Commitment or the Advances being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Facility Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 14(d)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Advances through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Advances through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Advances, or obligations under the Commitment of such Lender.

                  (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Facility Loan Documents, the Commitments or the Advances (hereinafter referred to as "OTHER TAXES").

                  (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 14(d)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the Borrower an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Agent under this Section 14(d) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be deemed presumptively correct. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Each Lender (including any Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to
         Section 12(a) hereof (and from time to time thereafter upon the request of the Borrower or the Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1)(x) two (2) duly completed copies of either (A) IRS Form W-8BEN (or, if delivered on or before December 31, 1999, IRS Form 1001), or (B) IRS Form W-8ECI (or, if delivered on or before December 31, 1999, IRS Form 4224), or in either case an applicable successor form, and (y) for periods prior to January 1, 2000, a duly completed copy of IRS Form W-8 or W-9 or applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
         (v)(1)(x), (x) a certificate of a duly authorized officer of such

         Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 14(d)(v). Further, each Lender which delivers a form or certificate pursuant to this clause (v) covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

                  Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 14(d), the Borrower shall not be obligated to gross up any payments to any Lender pursuant to Section 14(d), or to indemnify any Lender pursuant to Section 14(d)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 14(d)(v), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Advances which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to
         Section 14(d)(i), and to indemnify any such Lender pursuant to Section 14(d)(iii), in respect of United States federal withholding taxes if
         (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender's Lending Installation was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to Section 14(d)(i), or to indemnify any such Lender pursuant to Section 14(d)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Borrower.

                  (vi) Upon the request, and at the expense of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to this Section 14(d), shall reasonably afford the Borrower the opportunity to contest, and shall reasonably cooperate with the Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

         (e) Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Borrower to such Lender under Sections 14(a) and 14(b) or to avoid the unavailability of Eurodollar Advances under Section 3(d), so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Section 14 shall use its reasonable efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Section 14 shall be in writing and shall state the amount due, if any, under Section 14(a), 14(b), 14(c) or 14(d) and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 14 shall survive payment of the Advances and termination of this Agreement.

         15. FINANCIAL INFORMATION; OTHER REPORTING REQUIREMENTS. The Borrower shall:


         (a)  Financial Reporting. Furnish to the Agent and the Lenders:

                  (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the end of each such period and a consolidated statement of income and consolidated statement of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, presented on the same basis as described in Section 15(a)(ii) and on a comparative basis with the statements for such period in the prior fiscal year of the Borrower.

                  (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each of its fiscal years, an audit report, certified by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related statement of income and consolidated statement of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) and (ii) of this
         Section 15(a), an Officer's Certificate of the Borrower, substantially in the form of Exhibit G attached to the 364-Day Credit Agreement, stating that as of the date of such Officer's Certificate no Default or "Unmatured Default" (as defined in the 364-Day Credit Agreement) under the 364-Day Credit Agreement and no Event of Default or Unmatured Event of Default under this Agreement and the other Facility Loan Documents exists, or if any such Default, Event of Default, Unmatured Default or Unmatured Event of Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 15(a), a compliance certificate, substantially in the form of Exhibit H attached to the 364-Day Credit Agreement, signed by the Borrower's chief financial officer, chief accounting officer or treasurer, setting forth calculations for the period then as required pursuant to the terms of the 364-Day Credit Agreement, and which calculate the Average Total Net Indebtedness to Capital Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Facility Fee Percentage.

         (b) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default under the 364-Day Credit Agreement or an Event of Default or Unmatured Event of Default hereunder, or becoming aware that any Lender or Agent under this Agreement or any of the parties under the 364-Day Credit Agreement has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement or under the 364-Day Credit Agreement, or (ii) that any Person has given any written notice to any Authorized Officer or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E) of the 364-Day Credit Agreement, the Borrower shall deliver to the Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Event of Default, Unmatured Default, Unmatured Event of Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (c) Other Indebtedness. Deliver to the Agent: (i) a copy of each notice, report or communication (including any accompanying officer's certificate) delivered by or required to be delivered by or on behalf of the Borrower or any of its Subsidiaries to the agent or any of the lenders under or in connection with the 364-Day Credit Agreement, including, without limitation, notices and reports delivered pursuant to clauses (C), (D), (E) and (H) of
Section 7.1 of the 364-Day Credit Agreement, such delivery to be made at the same time and by the same means as such notice, report or communication is delivered to such agent or lenders; (ii) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrower to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $15,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders; and (iii) a copy of each notice or other communication received by the Borrower or any of its Subsidiaries from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $10,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower or its Subsidiaries.

         (d) Other Reports. Deliver or cause to be delivered to the Agent and the Lenders copies of (i) all financial statements, reports and non-routine notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Securities and Exchange Commission by the Borrower, and (ii) all notifications received from the Securities and Exchange Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder other than routine reminders or notices that do not relate to specific violations of rules promulgated by the Securities and Exchange Commission. Borrower shall include the Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary.

         (e) Other Information. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent and the Lenders such other information with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent, except for such information as is customarily and reasonably regarded by the Borrower as confidential.

         16. GOVERNING LAW. THE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER FACILITY LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         17.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER FACILITY LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (b) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE UNRELATED COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b).

         (C) VENUE. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR

BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         18. ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 13 AND SECTION 17, WITH ITS COUNSEL.

         19. COMPLIANCE WITH AFFIRMATIVE, NEGATIVE AND FINANCIAL COVENANTS. Without in any way affecting or impairing any of the other provisions of this Agreement or the other Facility Loan Documents, the Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all the outstanding principal amount of the Advances, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents (other than contingent indemnity obligations) and termination of this Agreement and all other Facility Loan Documents, the Borrower shall comply with the affirmative covenants contained in Section 7.2 of the 364-Day Credit Agreement, shall not violate any of the negative covenants contained in Section 7.3 of the 364-Day Credit Agreement and shall comply with the financial covenants contained in Section 7.4 of the 364-Day Credit Agreement, all as if such provisions were set forth in full herein (with the applicable references to the "Administrative Agent" and "Lenders" thereunder being references to the "Agent" and "Lenders" hereunder, with the applicable references to various Sections thereunder being references to the applicable Sections hereunder, if any such corollary sections hereunder exist, and with the references to the various financing agreements being appropriately modified).

         20. AGREEMENT NOT TO PETITION. Each party hereto and each Guarantor (pursuant to the Guaranty) agrees, for the benefit of the holders of Windmill's privately or publicly placed indebtedness for borrowed money, not, before the date one year and one day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause Windmill to invoke, the process of any court or other authority for the purpose of (a) commencing or sustaining a case against Windmill under any federal or state bankruptcy, insolvency or similar law (including the United States Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Windmill, or any substantial part of its property, or (c) ordering the winding up or liquidation of Windmill's affairs.

         21. EXCESS FUNDS. Windmill shall be required to make payment of any amounts under or in connection with this Agreement only with Excess Funds (as defined below). If Windmill does not have Excess Funds, the excess of any amount due hereunder over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the United States Bankruptcy Code) against Windmill until such time as Windmill has Excess Funds. If Windmill does not have sufficient Excess Funds to make any payment due hereunder, then Windmill may pay a lesser amount and make additional payments that in the aggregate equal the amount of such deficiency as soon as possible thereafter. The term "EXCESS FUNDS" means the excess of (a) the aggregate projected value of Windmill's assets and other property (including cash and cash equivalents), over (b) the sum of (i) all scheduled payments of principal, interest and any other scheduled amounts payable on Windmill's publicly or privately placed indebtedness for borrowed money, plus (ii) the sum of all Windmill's other liabilities, indebtedness and other obligations for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by Windmill to the United States Internal Revenue Service, plus
(iv) all Windmill's other indebtedness, liabilities and obligations then due and payable; provided, however, that the amount of any liability, indebtedness or obligation of Windmill shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. The Excess Funds determination will be made by Windmill or on Windmill's behalf once each Business Day. Nothing in Section 20 or this Section 21, or elsewhere in this Agreement, is intended to create or imply any obligation from Windmill to any Person, and Windmill shall have no obligation in any circumstance to make any Advance requested hereunder.

         22. DEFINITIONS. Capitalized terms used and not otherwise defined here have the meanings ascribed to them in the 364-Day Credit Agreement. In addition to terms defined in the 364-Day Credit Agreement or elsewhere in this Agreement, the following terms when used herein shall have the following meanings:

         "ADVANCE" means, for any Lender, (a) the amount of funds it advances to a Borrower on a Borrowing Date and, if a CP Advance or a Eurodollar Advance, for an Interest Period, or (b) for ABN AMRO, the purchase price it pays to Windmill pursuant to Section 12 to acquire an Advance or Advances from Windmill. An Advance is a "CP Advance" if it is held by Windmill. An Advance held by ABN AMRO is a "Floating Rate Advance" if it bears interest based on the Prime Rate and a "Eurodollar Advance" if it bears interest based on a Eurodollar Rate.

         "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Advances determined in accordance with the provisions of Section 3(d)(ii) hereof.

         "APPLICABLE FACILITY FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 3(f)(i) hereof determined in accordance with the provisions of Section 3(d)(ii) hereof.

         "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Advances determined in accordance with the provisions of Section 3(d)(ii) hereof.

         "AUTHORIZED OFFICER" means any of the President, any Vice President or Chief Financial Officer of the Borrower, acting singly and each other person notified to the Agent in a writing from an Authorized Officer.

          "BORROWER ACCOUNT" means the Borrower's account at The First National Bank of Chicago, ABA No. 071000013, Account Number 1005883 (Reference: 364-Day CLO Loan) or such other account at a bank in the USA as an Authorized Officer notifies to the Agent in writing for the receipt of proceeds from Advances.

         "BUSINESS DAY" means any day other than (a) a Saturday, Sunday or other day on which banks in New York City or Chicago, Illinois are authorized or required to close, (b) a holiday on the Federal Reserve calendar and, (c) in addition, solely for matters relating to a Eurodollar Advance, a day on which dealings in Dollars are not carried on in the London interbank market.

         "CLO PROGRAM DOCUMENTS" means the documentation between ABN AMRO and Windmill providing for unsecured loans by Windmill to certain borrowers and approved by Moody's and S&P as not affecting their respective ratings of Windmill commercial paper, as such documentation may from time to time be in effect.

         "CONVERSION AMOUNT" means, at any time for any Lender with a Commitment hereunder, the amount obtained by multiplying (A) the Maximum Matured Value on the Facility Conversion Date by (B) the percentage obtained by dividing such Lender's Commitment hereunder on the Facility Conversion Date by the aggregate amount of such Commitments on such date.

         "CP DEALER" means, at any time, each Person that Windmill then engages as a placement agent or commercial paper dealer.

         "CP RATE" means, for any Interest Period for a CP Advance, a rate per annum for such CP

Advance equal to the weighted average of the rates at which commercial paper notes having a term equal to such Interest Period may be sold by any CP Dealer selected by Windmill, as agreed between each such CP Dealer and Windmill, provided after the occurrence and during the continuance of an Event of Default, the provisions of Section 3(d)(v) shall govern the rate. If such rate is a discount rate, the CP Rate shall be the rate resulting from Windmill's converting such discount rate to an interest-bearing equivalent rate. If Windmill determines that it is not able, or that it is impractical, to issue commercial paper notes for any period of time, then the CP Rate for an Interest Period shall be the Floating Rate, changing as and when such Floating Rate changes. The CP Rate shall include all costs and expenses to Windmill of issuing the related commercial paper notes, including all dealer commissions and note issuance costs in connection therewith.

         "DOLLAR" and "$" means lawful currency of the United States of America.

         "EARLY PAYMENT FEE" means, if (i) any Eurodollar Advance is not made by ABN AMRO (or any of its assignees) after the Borrower so requests pursuant to
Section 2, other than because of a default by ABN AMRO (or such assignees), or
(ii) any Eurodollar Advance, or portion thereof, is repaid before its Maturity Date (the amount so repaid being referred to as the "PREPAID AMOUNT"), the cost to ABN AMRO (or such assignee) of such reduction in the Eurodollar Advance it holds (or was scheduled to hold, in the case of clause (i) above), determined based on the difference between the LIBOR applicable (or, in the case of clause
(i) above that would have been applicable) to such Borrowing and the LIBOR that would be applicable for a period equal to the remaining scheduled maturity of the Advance on the date the requested Eurodollar Advance is not made or the Prepaid Amount is received.

         "ENHANCER" means ABN AMRO in such capacity under the CLO Program Documents.

         "EURODOLLAR RATE" means, for any Interest Period for a Eurodollar Advance, the sum of (a) LIBOR for such Interest Period divided by 1 minus the "Reserve Requirement" (as defined below) and (b) the Applicable Eurodollar Margin for the portion (i.e., 90%) of such Advance held by ABN AMRO in its capacity as Liquidity Provider and for the portion of such Advance held by ABN AMRO in its capacity as Enhancer, changing as and when the Applicable Eurodollar Margin changes; where "RESERVE REQUIREMENT" means, for any Interest Period, the daily average of the maximum reserve requirement imposed during such Interest Period on "eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents, as currently defined in Regulation D of the Board of Governors of the Federal Reserve System.

         "EVENT OF DEFAULT" is defined in the Note.

         "FACE AMOUNT" means the face amount of any Windmill commercial paper note issued on a discount basis or, if not issued on a discount basis, the principal amount of such note and interest scheduled to accrue thereon to its stated maturity.

         "FACILITY CONVERSION DATE" has the meaning given to that term in
Section 2.6(b) of the 364-Day Credit Agreement.

         "FACILITY LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty, the Subordination Agreement and each other document or instrument delivered by the Borrower or any Guarantor or any other Person in connection herewith; provided such term shall not include the 364-Day Credit Agreement or any of the documents, instruments or agreements executed in connection therewith.

         "FACILITY OBLIGATIONS" means all Advances, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any of its to the Agent, any Lender or any Indemnitee, of any kind or nature, present or future, arising under this Agreement or any other Facility Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Facility Loan Document.

         "FACILITY TERMINATION DATE" means the earlier of (i) the date on which
(A) all of the Facility Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash and (B) all financing arrangements between the Borrower and the Lenders shall have been terminated; and (ii) the Facility Conversion Date.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such transactions received by ABN AMRO as of approximately 10:00 a.m. (Chicago time) on such day from three federal funds brokers of recognized standing selected by it.

         "364-DAY CREDIT AGREEMENT" means that certain 364-Day Credit Agreement dated as of the date hereof entered into by and among the Borrower, one or more Subsidiaries of the Borrower, the institutions from time to time parties thereto as lenders, The First National Bank of Chicago, as Administrative Agent for itself and the other Lenders, The Chase Manhattan Bank, as Syndication Agent, ABN AMRO Bank N.V., as Co-Documentation Agent and Arranger, Royal Bank of Canada, as Co-Documentation Agent and Arranger, Banque Nationale de Paris, as Arranger, Chase Securities Inc., as Lead Arranger and Joint Book Manager, and Banc One Capital Markets, Inc., as Lead Arranger and Joint Book Manager, without giving effect to any amendments thereto, or waivers or consents granted thereunder, unless such amendments, waivers and/or consents have been entered into in accordance with the terms of Section 23(b) hereof.

         "FLOATING RATE" means, for any day for any Advance, a rate per annum equal to the Prime Rate for such day plus the then Applicable Floating Rate Margin for the portion (i.e., 90%) of such Advance held by ABN AMRO in its capacity as Liquidity Provider and for the portion of such Advance held by ABN AMRO in its capacity as Enhancer, changing when and as the Prime Rate changes and when and as the Applicable Floating Rate Margin changes.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "GUARANTY" means that certain Guaranty dated as of the date hereof, executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended, modified, supplemented and/or restated (including to add additional "Material Domestic Subsidiaries" or "Subsidiary Borrowers" which are "Domestic Incorporated Subsidiaries" (in each case as defined in the 364-Day Credit Agreement) as new Guarantors), and as in effect from time to time.

         "GUARANTORS" means (a) all of the Borrower's Material Domestic Subsidiaries as of the Closing Date and all Subsidiary Borrowers that are Domestic Incorporated Subsidiaries as of the Closing Date and (b) any other person which becomes a party to the Guaranty as required pursuant to the terms hereof.

         "INTEGRATION BLOCKAGE DEFAULT" has the meaning given that term in
Section 2.6(b) of the 364-Day Credit Agreement.

         "INTEREST PAYMENT DATE" means, (i) for each Floating Rate Advance, (a) each Payment Date, commencing with the first such date to occur after the date hereof, (b) the date of any prepayment of a Floating Rate Advance, whether by acceleration or otherwise, with respect to the amount so prepaid, and (c) at maturity (whether by acceleration or otherwise); and (ii) for each other Advance, (a) the last day of the applicable Interest Period, (b) the date of any prepayment, whether by acceleration or otherwise, with respect to the amount so prepaid and (c) for any Eurodollar Advance with an interest period longer than three months, on the last day of each three-month interval during such Interest Period.

         "INTEREST PERIOD" means the period commencing on the date an Advance is made or purchased pursuant to Section 12 and ending: (a) in the case of Eurodollar Advances 1, 2, 3, or 6 months thereafter, as the Borrower may select; and (b) in the case of CP Advances, 1-270 days thereafter; provided, however, that:

                  (1) an Interest Period for a Eurodollar or CP Advance that would extend beyond the Revolving Credit Termination Date may not be selected;

                  (2) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, but, if such extension would cause the last day of an Interest Period for a Eurodollar Advance to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                  (3) for purposes of determining an Interest Period for a Eurodollar Advance, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or, if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "LIQUIDITY PROVIDER" means ABN AMRO in such capacity under the CLO Program Documents.

         "LIBOR" means, for any Interest Period for a Eurodollar Advance or other period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Dollars for a period equal to such Interest Period or other period, which appears on Page 3750 of the Telerate Service (or any successor page or successor service that displays the British Bankers' Association Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period or other period. If for any Interest Period or other period no such displayed rate is available (or, for any such other period, if such displayed rate is not available or the need to calculate LIBOR is not notified to the Agent at least 3 Business Days before the commencement of the period for which it is to be determined), the Agent shall determine such rate based on the rates ABN AMRO is offered Dollar deposits of such duration in the London interbank market. Any LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "MATURED VALUE" means, for any Advance, the sum of the principal amount of such Advance plus all interest scheduled to become due (whether or not then due) on such Advance during its current Interest Period.

         "MATURITY DATE" means, for any Advance made by Windmill or any Eurodollar Advance made by ABN AMRO, the last day of the Interest Period applicable to such Advance.

         "MOODY'S" means Moody's Investors Service, Inc.

         "PAYMENT DATE" means the first day of each March, June, September and December, the Conversion Date, the Revolving Credit Termination Date (or such earlier date on which the Commitment shall terminate or be canceled) and the Facility Termination Date.

         "PERMITTED INVESTMENTS" means (a) evidences of indebtedness, maturing not more than thirty (30) days after the purchase thereof, issued by, or the full and timely payment of which is guaranteed by, the full faith and credit of, the federal government of the United States of America, (b) repurchase agreements with banking institutions or broker-dealers that are registered under the Securities Exchange Act of 1934 fully secured by obligations of the kind specified in clause (a) above, (c) money market funds denominated in U.S. dollars at the time of investment therein rated not lower than A-1 (and without the "r" symbol attached to any such rating) by S&P and P-1 by Moody's or otherwise acceptable to the Rating Agencies or (d) commercial paper denominated in U.S. dollars issued by any corporation incorporated under the laws of the United States or any political subdivision thereof, provided that at the time of the investment therein such commercial paper is rated at least A-1 (and without the "r" symbol attached to any such rating) by S&P and Prime-1 by Moody's.

         "PRIME RATE" means, for any day, a fluctuating rate of interest per annum equal to the greater of (a) the floating commercial loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced from time to time as its prime rate or equivalent for Dollar loans in the USA, and
(b) the Federal Funds Rate plus 0.50% per annum, in each case, changing as and when said rate changes.

         "RATING AGENCY" means Moody's, S&P and any other rating agency Windmill chooses to rate its commercial paper notes.

         "REVOLVING CREDIT TERMINATION DATE" means the earliest of (i) the Facility Conversion Date; (ii) July 21, 2000 (or any subsequent date to which the Revolving Credit Termination Date may have been extended pursuant to the terms of Section 5(a)); and (iii) the date of termination in whole of the Commitment.

         "S&P" means Standard & Poor's Ratings Group.

         "SUBORDINATION AGREEMENT" means that certain Subordination Agreement (and any and all supplements thereto) dated as of the date hereof executed from time to time by the Borrower and each "Material Subsidiary" (as defined in the 364-Day Credit Agreement) of the Borrower listed on Schedule 6.8 to the 364-Day Credit Agreement and each other Material Subsidiary of the Borrower as required pursuant to Section 10 in favor of the Agent for the benefit of itself and the other holders of Facility Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UNMATURED EVENT OF DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "USA" means the United States of America (including all states and political subdivisions thereof).

         23. MODIFICATIONS. (a) Modifications to the Facility Loan Documents. This Agreement and the other Facility Loan Documents may not be amended, or any provision hereof waived, except pursuant to a writing signed by each party hereto and each other party thereto.

         (b) Modifications to the 364-Day Credit Agreement. The Borrower agrees that no amendment, modification, supplement, waiver or restatement of the 364-Day Credit Agreement shall be effective (i) to modify any provisions to the 364-Day Credit Agreement or the other documents, instruments and agreements entered into in connection therewith prior to an Integration Blockage Default except pursuant to a writing signed by the Borrower, the Subsidiaries parties thereto (if required thereby), and the "Required Lenders" (as such term is defined in the 364-Day Credit Agreement as in effect as of the date hereof); and
(ii) solely for purposes of incorporation herein and only insofar as such provisions are incorporated herein by reference or the definitions of which are utilized in the operative provisions hereof, to modify any provisions to the 364-Day Credit Agreement or the other documents, instruments and agreements entered into in connection therewith after an Integration Blockage Default except pursuant to a writing signed by the Borrower, the Subsidiaries parties thereto (if required thereby), the Agent and the Lenders hereunder; provided, however, that in each such case no such supplemental agreement shall, without the consent of each of the Lenders hereunder affected thereby (or which in the future may be affected thereby if the provisions of Section 2.6(b) of the 364-Day Credit Agreement are invoked and the Lenders hereunder with Commitments become "Lenders" under the 364-Day Credit Agreement) (with all terms in clauses
(i) through (viii) below being as defined in the 364-Day Credit Agreement):

                  (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to Section 2.11 thereof);

                  (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon;

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders hereunder and 364-Day CLO Lenders specified to be the applicable percentage in the 364-Day Credit Agreement to act on specified matters or amend the definitions of "Aggregate Pro Rata Share", "Required Lenders" or "Pro Rata Share";

                  (iv) Increase the amount of the Revolving Loan Commitment of any Lender under the 364-Day Credit Agreement or increase any Lender's Aggregate Pro Rata Share or Pro Rata Share;

                  (v) Permit the Borrower to assign its rights under the 364-Day Credit Agreement;

                  (vi) Other than pursuant to a transaction permitted by the terms of the 364-Day Credit Agreement, release any guarantor from its obligations under the Guaranty;

                  (vii) Amend Section 9.3 of the 364-Day Credit Agreement; or

                  (viii) Amend the provisions of Section 2.6(a)(ii), Section 2.6(a)(iii), Section 2.6(b), Section 7.2(N) or Section 13.2 of the 364-Day Credit Agreement.

         24.  GENERAL PROVISIONS.

         (a)  Confidentiality.

                  (i) Subject to clause (ii) below, the Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Purchaser or Participant in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or any Rating Agency or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall require any such prospective Purchaser or Participant to agree (and require any of its transferees to agree) to comply with this
         Section 24. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Purchaser or Participant shall be required to agree that if it does not become a Participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

                  (ii) The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Facility Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 24(a)(i) the confidentiality of any confidential information described therein.

         (b) Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Facility Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Facility Loan Documents or the 364-Day Credit Agreement shall be valid unless in writing signed by the requisite parties required pursuant to Section 23, and then only to the extent in such writing specifically set forth. All remedies contained in the Facility Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Advances and all interest, fees and other amounts payable hereunder have been paid in full.

         (c) Severability of Provisions. Any provision in any Facility Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Facility Loan Documents are declared to be severable.

         (d) Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         (e) Other Transactions. Each of the Agent, the Lenders and the Borrower acknowledges that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Borrower, the Borrower's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with the Agent are or may be providing other financial services and products to the Borrower in connection with initial public offering of the Capital Stock of the Borrower and the other transactions contemplated by this Agreement. Each of the Agent, the Lenders and the Borrower acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Borrower does not mean that such service, product, or proposal is or will be acceptable to any of the Agents or the Lenders.

         (f) Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs and is continuing and after the affirmative consent of the Agent, any Indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the outstanding principal amount of the Advances, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents owing to such Lender, whether or not such amounts, or any part thereof, shall then be due.

                  [Remainder of this page intentionally blank]

         If the terms of this Agreement are satisfactory to you as Borrower, please indicate your agreement and acceptance thereof by signing a counterpart of this Agreement and returning it to us.

                                   Very truly yours,

                                   ABN AMRO Bank N.V., as Agent and as a Lender

                                   By:
                                      ------------------------------

                                   Name:
                                        ----------------------------

                                   Title:
                                          --------------------------

                                   By:

                                   Name:
                                        ----------------------------

                                   Title:
                                         ---------------------------


                                   WINDMILL FUNDING CORPORATION

                                   By:
                                      ------------------------------

                                   Name:
                                        ----------------------------

                                   Title:
                                         ---------------------------


Agreed and Accepted as of the date first above written:

AMERICAN NATIONAL CAN GROUP, INC.

By:
    -------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


Signature Page to
364-Day Finance Facility Agreement

                                    EXHIBIT A
                                       TO
                       364-DAY FINANCE FACILITY AGREEMENT

                                 PROMISSORY NOTE


U.S. $50,000,000.00                                         Dated: July 22, 1999

         For Value Received, the undersigned, AMERICAN NATIONAL CAN GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), HEREBY PROMISES TO PAY to the order of ABN AMRO Bank N.V., as agent (the "Agent") for ABN AMRO Bank N.V. ("ABN AMRO") and Windmill Funding Corporation ("Windmill") or any assignee (including ABN AMRO) that acquires an interest herein pursuant to an assignment under Section 12 of the "Finance Facility" referred to below, as their respective interests may appear in the Agent's records as Lenders under such Finance Facility, the principal amount of each Advance on the Maturity Date for such Advance established under the Finance Facility, together with interest (computed on the basis set forth in the Finance Facility) on the principal amount of each such Advance outstanding from time to time from and including the date on which such Advance is made to, but excluding, the Maturity Date of such Advance, at the rates set forth in the Finance Facility payable on each Interest Payment Date for such Advance. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the 364-Day Finance Facility Agreement dated as of July 22, 1999 among the Borrower, the Agent, ABN AMRO, and Windmill, as amended, modified, supplemented and/or restated from time to time (the "Finance Facility").

         The Borrower may not prepay any principal amount of any CP Advance before its Maturity Date. Prepayments of Floating Rate Advances and Eurodollar Advances are subject to the terms of Section 4 and Section 14(c) of the Finance Facility.

         It shall be an "Event of Default" hereunder if, under the 364-Day Credit Agreement a "Default" (as defined in the 364-Day Credit Agreement) shall occur or any other event or condition shall occur which permits or results in the acceleration (through mandatory prepayment or otherwise) of the obligations of the Borrower under the 364-Day Credit Agreement, and/or, if applicable, the termination of any commitment to extend credit thereunder (other than as a result of optional and/or mandatory commitment reductions as set forth therein), whether or not the 364-Day Credit Agreement remains in effect, without giving effect to any requirement contained in the 364-Day Credit Agreement that notice of the relevant circumstance be provided by any party, but only requiring that any such notice be provided by ABN AMRO.

         If any Default described in Section 8.1(F) or 8.1(G) of the 364-Day Credit Agreement occurs with respect to the Borrower, the obligations of the Lenders to make Advances under the Finance

Facility shall automatically terminate and the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If (1) any other Event of Default occurs and (a) if the "Required Lenders" (as defined in the 364-Day Credit Agreement) terminate or suspend the obligations of the lenders thereunder to make Loans, then the obligations of the Lenders to make Advances under the Finance Facility shall automatically terminate without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility and/or (b) if the "Required Lenders" (as defined in the 364-Day Credit Agreement) declare the Obligations thereunder to be due and payable, then the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall become immediately due and payable, without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility, in each case without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives; or (2) any Integration Blockage Default occurs, the Lenders may terminate or suspend the obligations of the Lenders to make Advances under the Finance Facility, or declare the Facility Obligations to be due and payable, or both, whereupon the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall become immediately due and payable, without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility, in each case without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         The Borrower hereby authorizes the Agent to endorse on a schedule hereto, or on its books and records, the date and amount of each Advance made or purchased by a Lender, the Maturity Date thereof, all payments made on account of principal thereof or interest thereon and the interest rate applicable thereto or interest amount payable thereon, provided that the failure to do so shall not affect the obligations of the Borrower to the Lenders.

         The Borrower also agrees to pay on demand all reasonable costs and expenses incurred by the Agent or a Lender in enforcing this Promissory Note.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         This Promissory Note is the "Note" referred to in, and is entitled to the benefits of, the Finance Facility, which Finance Facility, among other things, set forth procedures to be used in connection with the Borrower's requests that the Lenders make Advances to it from time to time. As provided in Section 12 of such Finance Facility, any Advance transferred to ABN AMRO under the CLO Program Documents shall be evidenced by this Promissory Note as an Advance in a principal amount equal to the Matured Value of such Advance originally made by Windmill.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                   AMERICAN NATIONAL CAN GROUP, INC.
                                   By:
                                      ------------------------------

                                      Name:
                                        ----------------------------

                                     Title:
                                         ---------------------------

                                    EXHIBIT B
                                       TO
                                FINANCE FACILITY
                                BORROWING REQUEST

ABN AMRO Bank N.V.
Structured Finance
135 South LaSalle Street
Suite 725
Chicago, Illinois 60674
Attention:  Chrissi Boryk


         RE: 364-DAY FINANCE FACILITY AGREEMENT DATED AS OF JULY 22, 1999 ("FINANCE FACILITY")

Gentlemen:

         The undersigned, American National Can Group, Inc., hereby requests an Advance in the amount of $_________ with a Maturity Date of ___________________ under the terms of the above-referenced Finance Facility.

         The undersigned confirms that all representations and warranties in
Section 8 of the Finance Facility are true and correct and that no condition described in Section 7(b) of the Finance Facility exists.

         After giving effect to this requested Advance, the aggregate principal amount of all Advances outstanding to the Borrower under the Finance Facility would be $__________________.


                                   AMERICAN NATIONAL CAN GROUP, INC.
                                   By:
                                      ------------------------------

                                   Name:
                                        ----------------------------

                                   Title:
                                         ---------------------------

                                 Promissory Note
                      (364-Day Finance Facility Agreement)


U.S. $50,000,000.00                                         Dated: July 22, 1999

         For Value Received, the undersigned, American National Can Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), Hereby Promises to Pay to the order of ABN AMRO Bank N.V., as agent (the "Agent") for ABN AMRO Bank N.V. ("ABN AMRO") and Windmill Funding Corporation ("Windmill") or any assignee (including ABN AMRO) that acquires an interest herein pursuant to an assignment under Section 12 of the "Finance Facility" referred to below, as their respective interests may appear in the Agent's records as Lenders under such Finance Facility, the principal amount of each Advance on the Maturity Date for such Advance established under the Finance Facility, together with interest (computed on the basis set forth in the Finance Facility) on the principal amount of each such Advance outstanding from time to time from and including the date on which such Advance is made to, but excluding, the Maturity Date of such Advance, at the rates set forth in the Finance Facility payable on each Interest Payment Date for such Advance. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the 364-Day Finance Facility Agreement dated as of July 22, 1999 among the Borrower, the Agent, ABN AMRO, and Windmill, as amended, modified, supplemented and/or restated from time to time (the "Finance Facility").

         The Borrower may not prepay any principal amount of any CP Advance before its Maturity Date. Prepayments of Floating Rate Advances and Eurodollar Advances are subject to the terms of Section 4 and Section 14(c) of the Finance Facility.

         It shall be an "Event of Default" hereunder if, under the 364-Day Credit Agreement a "Default" (as defined in the 364-Day Credit Agreement) shall occur or any other event or condition shall occur which permits or results in the acceleration (through mandatory prepayment or otherwise) of the obligations of the Borrower under the 364-Day Credit Agreement, and/or, if applicable, the termination of any commitment to extend credit thereunder (other than as a result of optional and/or mandatory commitment reductions as set forth therein), whether or not the 364-Day Credit Agreement remains in effect, without giving effect to any requirement contained in the 364-Day Credit Agreement that notice of the relevant circumstance be provided by any party, but only requiring that any such notice be provided by ABN AMRO.

         If any Default described in Section 8.1(F) or 8.1(G) of the 364-Day Credit Agreement occurs with respect to the Borrower, the obligations of the Lenders to make Advances under the Finance Facility shall automatically terminate and the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If (1) any other Event of Default occurs and (a) if the "Required Lenders" (as defined in the 364-Day Credit Agreement) terminate or suspend the obligations of the lenders thereunder to make Loans, then the obligations of the Lenders to make Advances under the Finance Facility shall automatically terminate without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility and/or (b) if the "Required Lenders" (as defined in the 364-Day Credit Agreement) declare the Obligations thereunder to be due and payable, then the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall become immediately due and payable, without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility, in each case without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives; or (2) any Integration Blockage Default occurs, the Lenders may terminate or suspend the obligations of the Lenders to make Advances under the Finance Facility, or declare the Facility Obligations to be due and payable, or both, whereupon the outstanding principal amount of this Promissory Note, all accrued interest thereon and, in the case of Windmill, all interest scheduled to accrue to the last day of the Interest Period for each outstanding Advance held by Windmill, and all other amounts payable hereunder and under the other Facility Loan Documents shall become immediately due and payable, without any further election or action on the part of the Agent or any Lender hereunder or under the Finance Facility, in each case without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         The Borrower hereby authorizes the Agent to endorse on a schedule hereto, or on its books and records, the date and amount of each Advance made or purchased by a Lender, the Maturity Date thereof, all payments made on account of principal thereof or interest thereon and the interest rate applicable thereto or interest amount payable thereon, provided that the failure to do so shall not affect the obligations of the Borrower to the Lenders.

         The Borrower also agrees to pay on demand all reasonable costs and expenses incurred by the Agent or a Lender in enforcing this Promissory Note.

         This Promissory Note shall be governed by, and construed in accordance with, the internal laws (including 735 ILCS 105/5-1 et seq. but otherwise without regard to the conflicts of laws provisions) of the State of Illinois.

         This Promissory Note is the "Note" referred to in, and is entitled to the benefits of, the Finance Facility, which Finance Facility, among other things, set forth procedures to be used in connection with the Borrower's requests that the Lenders make Advances to it from time to time. As provided in
Section 12 of such Finance Facility, any Advance transferred to ABN AMRO under the CLO Program Documents shall be evidenced by this Promissory Note as an Advance in a principal amount equal to the Matured Value of such Advance originally made by Windmill.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                   AMERICAN NATIONAL CAN GROUP, INC.
                                   By:
                                      ------------------------------

                                   Name:
                                        ----------------------------

                                   Title:
                                         ---------------------------




                                       3